UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005 (February 1, 2005)

FIRSTBANK FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in charter)

Georgia	0000-51147*	20-2198785
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

120 Keys Ferry Street, McDonough, Georgia		30253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 583-2265

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* This Report is filed by the Registrant as a successor issuer to First Bank of Henry County, which previously filed reports with the Federal Deposit Insurance Corporation.

Item 2.01               Acquisition and Disposition of Assets.

(a)           As a result of the reorganization (described in Item 5.01), FirstBank Financial Services, Inc. (the “Registrant”) acquired ownership of 100% of First Bank of Henry County (the “Bank”) as of February 1, 2005.  See 5.01 below.

(b)           The Registrant will use the Bank to conduct a general banking business.

Item 5.01.              Changes in Control of the Registrant.

(a)           The Bank reorganized into a one-bank holding company structure, effective February 1, 2005.  The Bank now is a wholly-owned subsidiary of the Registrant.  The reorganization occurred under the terms of an Agreement and Plan of Share Exchange between the Bank and the Registrant dated as of May 20, 2004, (the “Plan”).  The Plan provided that each outstanding share of Bank common stock, except for shares held by shareholders who exercised their dissenters’ rights, would be exchanged for one share of Registrant common stock.

As a result of the reorganization, the former shareholders of the Bank acquired control of the Registrant.  The amount and source of the consideration were the 2,144,950 shares of Bank common stock outstanding and owned by the shareholders.  The basis of the shareholders’ control is their ownership of 100% of Registrant’s outstanding common stock.  The effective date of the reorganization was February 1, 2005.  The shareholders who now control the Registrant assumed control of the Registrant from J. Randall Dixon, who was its sole shareholder.

(b)           The Registrant does not know of any arrangement, including any pledge by any person of securities of the Registrant, the operation of which may at a subsequent date result in a change in control of the Registrant.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Financial statements of the Registrant required by this item are attached as Exhibit 99.1 and 99.2 filed herewith.

(b)           Pro Forma Financial Information.

The Registrant was formed on May 20, 2004 to serve as a holding company for the Bank.  During the period from inception to December 31, 2004, the activities of the Registrant were limited to organization of the Registrant as a bank holding company and securing the necessary regulatory approvals to acquire the common stock of the Bank as described in Item 5.01.  As of December 31, 2004, total assets of the Registrant were $5.00 and expenses incurred in the period from inception through December 31, 2004 were $43,419.  There were no revenues recorded in the accounts in the period from inception through December 31, 2004.  Both total assets and expenses of the Registrant are immaterial to the financial position and results of operations of the Bank, respectively.  Therefore, pro forma financial information required to be furnished pursuant to Article 11 of Regulation S-X is not meaningful and is therefore not included in this amended Current Report on Form 8-K.

(c)           Exhibits.

(2).  Agreement and Plan of Share Exchange, dated as of May 20, 2004, between the Bank and the Registrant.

(99.1)      Financial Statements of First Bank of Henry County for December 31, 2004 and 2003 (with Independent Accountant’s Report thereon).

(99.2)      Financial Statements of First Bank of Henry County for December 31, 2003 and 2002 (with Independent Accountant’s Report thereon).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTBANK FINANCIAL SERVICES, INC.

By:	/s/ Lisa J. Maxwell
Lisa J. Maxwell
Vice President and Chief Financial Officer

Date:	April 18, 2005